   AMENDMENT NO. 2 TO THE THIRD AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

         This Amendment No. 2 to the Third Amended and Restated Shareholders'
Agreement, dated as of October 31, 2005, as amended (the "Agreement"), by and among Celanese Corporation, a Delaware corporation (formerly known as Blackstone
Crystal Holdings Capital Partners (Cayman) IV Ltd.) (the "Company"), Blackstone
Capital Partners (Cayman) Ltd. 1 ("BCP 1"), Blackstone Capital Partners (Cayman)
Ltd. 2 ("BCP 2"), Blackstone Capital Partners (Cayman) Ltd. 3 ("BCP 3" and,
together with BCP 1 and BCP 2 and their respective successors and Permitted
Assigns, the "Blackstone Entities"), each an exempted company incorporated under the laws of the Cayman Islands, and BA Capital Investors Sidecar Fund, L.P., a
Cayman Islands limited partnership ("BACI"), is made this ___ day of March 2006, by and among the Company, the Blackstone Entities and BACI. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         WHEREAS, in connection with, and effective upon, the consummation of the Secondary Offering of the Company, the parties entered into the Agreement in order to set forth certain understandings regarding the governance of the
Company and the relationship among the Company and the Shareholders;

         WHEREAS, the parties entered into Amendment No. 1 to the Third Amended and Restated Shareholders' Agreement, effective as of November 14, 2005.

         WHEREAS, the parties desire to amend the Agreement pursuant to Section
5.7 to terminate the Proxy contained in Section 3.2 and the requirement for notice regarding changes in ownership obligation contained in Section 3.3 and to otherwise terminate the Agreement in its entirety (except as otherwise provided herein) with respect to BA Capital Investors Sidecar Fund, L.P.;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

         1. Amendment to Section 3.2. Section 3.2 of the Agreement is hereby amended by deleting such Section in its entirety.

         2. Amendment to Section 3.3. Section 3.3 of the Agreement is hereby amended by deleting such Section in its entirety.

         3. Termination of the Agreement with respect to BACI. The Agreement is hereby terminated with respect to BACI, except that Sections 4.3 and 4.4 of the
Agreement shall survive such termination.

         4. Ratification and Confirmation of the Agreement. Except as so
modified pursuant to this Amendment, the Agreement is hereby ratified and confirmed in all respects.

         5. Effectiveness. This Amendment No. 2 shall be effective as of March
___, 2006.

         6. Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with the laws of the State of New York.

                                      * * *

         IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                              CELANESE CORPORATION

                                        By: /s/ David N. Weidman
                                           -------------------------------------
                                           Name:  David N. Weidman
                                           Title: President and Chief
                                                  Executive Officer

                              BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 1

                                        By: /s/ Benjamin J. Jenkins
                                           -------------------------------------
                                           Name:  Benjamin J. Jenkins
                                           Title: Authorized Person

                              BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 2

                                        By: /s/ Benjamin J. Jenkins
                                           -------------------------------------
                                           Name:  Benjamin J. Jenkins
                                           Title: Authorized Person

                              BLACKSTONE CAPITAL PARTNERS (CAYMAN) LTD. 3

                                        By: /s/ Benjamin J. Jenkins
                                           -------------------------------------
                                           Name:  Benjamin J. Jenkins
                                           Title: Authorized Person

                              BA CAPITAL INVESTORS SIDECAR FUND, L.P.

                                        By:  BA Capital Management Sidecar, L.P.
                                        Its: General Partner

                                        By:  BACM I Sidecar GP Limited
                                        Its: General Partner

                                        By: /s/ Travis Hain
                                           -------------------------------------
                                           Name:  Travis Hain
                                           Title: Director